EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports First-Quarter 2025 Results; Updates 2025 Guidance

–Delivered high-single-digit revenue growth, double-digit organic revenue growth, and continued operating margin expansion
–Raised full-year 2025 revenue guidance; updated full-year 2025 guidance now incorporates impact of SNIA decision and currently applicable tariffs
–Completed premarket approval submission for the aura6000™ System intended to treat obstructive sleep apnea
–Announced 12-month, top-line OSPREY data demonstrating strong response and sustained therapeutic impact for patients who received proximal hypoglossal nerve stimulation for obstructive sleep apnea
London, May 7, 2025 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the first quarter ended March 31, 2025 and updated full-year 2025 guidance.
Financial Summary and Highlights(1)
•First-quarter revenue of $316.9 million increased 7.4% on a reported basis, 8.9% on a constant-currency basis, and 10.4% on an organic basis as compared to the prior-year period
•First-quarter U.S. GAAP diluted loss per share of $6.01, impacted by recording SNIA environmental liability of €333.3 million ($360.4 million as of March 31, 2025), and adjusted diluted earnings per share of $0.88
•First-quarter net cash provided by operating activities of $24.0 million and adjusted free cash flow of $20.0 million
•Raised full-year 2025 revenue growth range 100 basis points to 6.0% to 7.0% on a constant-currency basis and 7.0% to 8.0% on an organic basis. Revised full-year 2025 adjusted diluted earnings per share range to $3.60 to $3.70, which now incorporates the impact of the SNIA decision and currently applicable tariffs. Adjusted free cash flow is expected to be in the range of $135 million to $155 million, consistent with prior guidance
•Completed premarket approval (PMA) submission to the U.S. Food and Drug Administration for the aura6000™ System, supported by achieving the primary safety and efficacy endpoints in the OSPREY trial
•Announced 12-month, top-line data from the OSPREY trial demonstrating strong response and durability of therapy for patients who received proximal hypoglossal nerve stimulation, including those with severe obstructive sleep apnea, elevated body mass index, and high risk of complete concentric collapse: at 12
(1) Constant-currency percent change, organic revenue percent change, organic revenue, adjusted operating income, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects. Organic revenue excludes the impact of acquisitions and divestitures. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this paragraph to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts. Note: “Term Facilities” include the $300.0 million term facility and $50.0 million delayed draw term facility under the 2021 First Lien Credit Agreement, resulting from the Incremental Facility Amendment No. 2.

months of therapy, the active patient responder rate was 65%, the median percent reduction of apnea hypopnea index was 68%, and the median percent reduction of oxygen desaturation index was 68%

“In the first quarter, LivaNova delivered solid revenue growth, driven by the ongoing success of the Essenz™ rollout, demand for Cardiopulmonary consumables, and strong Neuromodulation performance in the Europe and Rest of World regions,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. “This top-line result, coupled with operational efficiencies, contributed to meaningful operating income growth and cash generation. Importantly, we also achieved significant regulatory and clinical milestones in our obstructive sleep apnea program, including our PMA submission and 12-month data from the OSPREY trial. These achievements reflect effective execution across the organization and reinforce our focus on talent, innovation, growth, and operational excellence.”
First-Quarter 2025 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended March 31,		% Change	Constant-Currency % Change
	2025	2024
Cardiopulmonary	$176.3	$155.9	13.1%	15.0%
Neuromodulation	138.9	133.9	3.8%	4.7%
Other Revenue (1)	1.6	5.1	(68.1)%	(67.2)%
Total Net Revenue	316.9	294.9	7.4%	8.9%
Less: ACS (2)	—	4.1	(100.0)%	(100.0)%
Total Organic Net Revenue	$316.9	$290.8	N/A	10.4%
(1)“Other Revenue” includes rental and site services income not allocated to segments. In addition, “Other Revenue” for the three months ended March 31, 2024 includes revenue from the Company’s former ACS reportable segment.
(2)Includes the results from the wind-down portion of the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

First-quarter 2025 cardiopulmonary revenue increased 13.1% on a reported basis and 15.0% on a constant-currency basis versus the first quarter of 2024 with growth across all regions, driven by Essenz Perfusion System sales and strong consumables demand.
First-quarter 2025 neuromodulation revenue increased 3.8% on a reported basis and 4.7% on a constant-currency basis versus the first quarter of 2024 driven by strength in the Europe and Rest of World regions.

Earnings Analysis
On a U.S. GAAP basis, first-quarter 2025 operating income was $48.6 million, as compared to operating income of $16.2 million for the first quarter of 2024. Adjusted operating income for the first quarter of 2025 was $64.6 million, as compared to adjusted operating income of $53.1 million for the first quarter of 2024.
On a U.S. GAAP basis, first-quarter 2025 diluted loss per share was $6.01, impacted by recording the SNIA environmental liability, as compared to diluted loss per share of $0.78 in the first quarter of 2024. First-quarter 2025 adjusted diluted earnings per share was $0.88, as compared to adjusted diluted earnings per share of $0.73 in the first quarter of 2024.
Additional Updates
As previously disclosed, on March 14, 2025, the Italian Supreme Court determined that LivaNova can be held liable for the established environmental liabilities of SNIA (a former parent of Sorin). Importantly, the Court also ruled that LivaNova should not be held responsible for certain payments previously approved by the Court of Appeal of Milan in the amount of €157.3 million ($170.0 million as of March 31, 2025). As a result, the Company recorded a liability of €333.3 million ($360.4 million as of March 31, 2025) as the best estimate of the liability inclusive of estimated costs, fees, interest, and taxes. The case has been referred back to the Court of Appeal of Milan to implement the decisions respecting costs and damages in accordance with the judgement of the Italian Supreme Court. On March 31, 2025, as a result of the decision by the Italian Supreme Court, the SNIA Litigation Guarantee was terminated, and the restriction on the cash deposit held as collateral was released. Subsequently, on May 2, 2025, LivaNova repaid $200.0 million of the Term Facilities, which had a principal balance of $313.4 million as of March 31, 2025. The remaining Term Facilities balance and related net interest expense are now considered part of the Company's permanent capital structure. Consequently, these impacts will no longer be excluded from the Company's non-GAAP financial measures on a prospective basis and are expected to reduce adjusted diluted earnings per share by approximately $0.20 in 2025. The Company's revised full-year 2025 guidance range for adjusted diluted earnings per share of $3.60 to $3.70 now incorporates this impact and reflects stronger operational performance expectations.
The full-year 2025 guidance ranges issued today also incorporates the Company's current and best estimate of the potential impact of presently applicable tariffs, which the Company believes to be manageable at this time. This assessment is based on the Company's geographic manufacturing footprint and supply chain as well as implemented and planned mitigation strategies.

Full-Year 2025 Guidance
LivaNova now expects full-year 2025 revenue to grow between 6.0% and 7.0% (versus 5.0% and 6.0% prior) on a constant-currency basis and between 7.0% and 8.0% (versus 6.0% and 7.0% prior) on an organic basis. Foreign currency is now expected to be a smaller headwind ranging from 0.0% to 1.0% (versus 1.5% to 2.0% prior) based on current exchange rates.
Adjusted diluted earnings per share for 2025 is now expected to be in the range of $3.60 to $3.70 (versus $3.65 to $3.75 prior, which did not incorporate the SNIA impact), assuming a share count of approximately 55 million for full-year 2025. In 2025, the Company continues to estimate that adjusted free cash flow will be in the range of $135 million to $155 million.
As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, May 7, 2025 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 047836. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing solutions in select neurological and cardiac conditions. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency, and organic basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, SNIA environmental liability and related financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses or gains that may not be indicative of the Company's operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as organic revenue, adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share, are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Report, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, and changes to existing trade agreements and relationships between the U.S. and other countries, including the implementation of tariffs, trade restrictions, and sanctions; adverse changes in export and import costs and other trade restrictions as well as uncertainty over global tariffs; risks relating to supply chain pressures; cybersecurity incidents or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure of R&D investments or investment collaborations to be successful; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain key personnel, succession plan, and negotiate with local works councils; failure to obtain approvals or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; pending or existing climate change; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; risks relating to the Company’s indebtedness; failure of divestitures and/or new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill, and other long-lived assets; changes in tax laws and regulations, including exposure to additional income tax liabilities; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors”

section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
aura6000 and Essenz are trademarks of LivaNova USA, Inc.
Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended March 31,
	2025	2024	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$60.8	$50.6	20.3%	20.3%
Europe (1)	44.5	40.9	8.7%	11.0%
Rest of World (1)	71.0	64.4	10.2%	13.4%
	176.3	155.9	13.1%	15.0%
Neuromodulation
U.S.	108.3	105.9	2.3%	2.3%
Europe (1)	15.2	13.4	13.3%	15.9%
Rest of World (1)	15.4	14.5	5.7%	11.7%
	138.9	133.9	3.8%	4.7%
Other Revenue (2)	1.6	5.1	(68.1)%	(67.2)%
Totals
U.S.	169.2	160.6	5.3%	5.3%
Europe (1)	59.7	54.3	9.9%	12.2%
Rest of World (1)	88.0	80.0	10.1%	13.7%
	$316.9	$294.9	7.4%	8.9%

(1)“Europe” includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., “Rest of World” includes all other countries where LivaNova operates.
(2)“Other Revenue” includes rental and site services income not allocated to segments. In addition, “Other Revenue” for the three months ended March 31, 2024 includes revenue from the Company’s former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net revenue	$316.9	$294.9
Cost of sales	96.1	87.5
Gross profit	220.8	207.4
Operating expenses:
Selling, general, and administrative	133.7	129.9
Research and development	37.9	45.7
Other operating expense	0.6	15.6
Operating income	48.6	16.2
SNIA environmental liability expense	(360.4)	—
Interest expense	(15.3)	(15.9)
Loss on debt extinguishment	—	(25.5)
Foreign exchange and other income/(expense)	11.4	(9.1)
Loss before tax	(315.6)	(34.2)
Income tax expense	11.7	7.7
Net loss	($327.3)	($41.9)

Basic loss per share	($6.01)	($0.78)
Diluted loss per share	($6.01)	($0.78)

Weighted average common shares outstanding:
Basic	54.4	54.0
Diluted	54.4	54.0
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Three Months Ended March 31,
	2025	2024
Adjusted SG&A	$120.2	$113.3
Adjusted R&D	38.2	42.9
Adjusted operating income	64.6	53.1
Adjusted net income	48.1	40.0
Adjusted diluted earnings per share	$0.88	$0.73

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended March 31,		Adjusted Three Months Ended March 31,
	2025	2024	2025	2024
Gross profit	69.7%	70.3%	70.3%	71.0%
SG&A	42.2%	44.0%	37.9%	38.4%
R&D	12.0%	15.5%	12.0%	14.5%
Operating income	15.3%	5.5%	20.4%	18.0%
Net (loss) income	(103.3)%	(14.2)%	15.2%	13.6%
Income tax rate	(3.7)%	(22.6)%	24.2%	20.8%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2025	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Financing Transactions (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Stock-based Compensation Costs (6)	Certain Tax Adjustments (7)	Certain Interest Adjustments (8)	Adjusted Financial Measures
Cost of sales	$96.1	$—	($1.7)	$—	($0.3)	$—	($0.2)	$—	$—	$94.0
Gross profit percent	69.7%	—%	0.5%	—%	0.1%	—%	0.1%	—%	—%	70.3%
Selling, general, and administrative	133.7	—	(2.5)	—	—	(4.6)	(6.5)	—	—	120.2
Selling, general, and administrative as a percent of net revenue	42.2%	—%	(0.8)%	—%	—%	(1.4)%	(2.0)%	—%	—%	37.9%
Research and development	37.9	—	0.1	—	(0.7)	2.0	(1.2)	—	—	38.2
Research and development as a percent of net revenue	12.0%	—%	—%	—%	(0.2)%	0.6%	(0.4)%	—%	—%	12.0%
Other operating expense	0.6	0.1	—	—	—	(0.7)	—	—	—	—
Operating income	48.6	(0.1)	4.1	—	0.9	3.2	7.8	—	—	64.6
Operating margin percent	15.3%	—%	1.3%	—%	0.3%	1.0%	2.5%	—%	—%	20.4%
Net (loss) income	(327.3)	(0.1)	4.1	(5.7)	0.9	363.6	7.8	(3.7)	8.4	48.1
Net (loss) income as a percent of net revenue	(103.3)%	—%	1.3%	(1.8)%	0.3%	114.8%	2.5%	(1.2)%	2.7%	15.2%
Diluted EPS	($6.01)	$—	$0.07	($0.10)	$0.02	$6.65	$0.14	($0.07)	$0.15	$0.88

GAAP results for the three months ended March 31, 2025 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Mark-to-market adjustments for the 2025 & 2029 Notes embedded and capped call derivatives
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)SNIA environmental liability, legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, cybersecurity incident costs net of insurance reimbursement, Medical Device Regulation ("MDR") costs, and R&D tax incentive
(6)Non-cash expenses associated with stock-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(8)Interest expense on the Term Facilities, non-cash interest expense on the 2025 & 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Financing Transactions (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Stock-based Compensation Costs (6)	Certain Tax Adjustments (7)	Certain Interest Adjustments (8)	Adjusted Financial Measures
Cost of sales	$87.5	$—	($1.7)	$—	$0.2	$—	($0.4)	$—	$—	$85.6
Gross profit percent	70.3%	—%	0.6%	—%	(0.1)%	—%	0.1%	—%	—%	71.0%
Selling, general, and administrative	129.9	—	(2.6)	—	—	(6.1)	(7.8)	—	—	113.3
Selling, general, and administrative as a percent of net revenue	44.0%	—%	(0.9)%	—%	—%	(2.1)%	(2.7)%	—%	—%	38.4%
Research and development	45.7	—	—	—	—	(0.8)	(2.0)	—	—	42.9
Research and development as a percent of net revenue	15.5%	—%	—%	—%	—%	(0.3)%	(0.7)%	—%	—%	14.5%
Other operating expense	15.6	(9.2)	—	—	—	(6.4)	—	—	—	—
Operating income	16.2	9.2	4.3	—	(0.1)	13.2	10.2	—	—	53.1
Operating margin percent	5.5%	3.1%	1.5%	—%	—%	4.5%	3.5%	—%	—%	18.0%
Net (loss) income	(41.9)	9.2	4.3	40.3	(0.1)	13.2	10.2	(2.8)	7.6	40.0
Net (loss) income as a percent of net revenue	(14.2)%	3.1%	1.5%	13.7%	—%	4.5%	3.5%	(1.0)%	2.6%	13.6%
Diluted EPS	($0.78)	$0.17	$0.08	$0.74	$—	$0.24	$0.19	($0.05)	$0.14	$0.73

GAAP results for the three months ended March 31, 2024 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Loss on debt extinguishment, as well as mark-to-market adjustments for the 2025 & 2029 Notes embedded and capped call derivatives
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)3T Heater-Cooler litigation provision, cybersecurity incident costs, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, and MDR costs
(6)Non-cash expenses associated with stock-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(8)Interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$738.4	$428.9
Restricted cash	—	294.7
Accounts receivable, net of allowance	202.1	193.2
Inventories	154.0	147.6
Prepaid and refundable taxes	29.3	30.5
Prepaid expenses and other current assets	47.3	32.4
Total Current Assets	1,171.2	1,127.2
Property, plant, and equipment, net	177.7	170.3
Goodwill	761.9	750.0
Intangible assets, net	236.6	237.3
Operating lease assets	48.2	46.8
Investments	22.7	25.1
Deferred tax assets	109.5	111.9
Long-term derivative assets	17.2	23.7
Other assets	13.9	14.1
Total Assets	$2,558.7	$2,506.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$79.6	$78.0
Accounts payable	87.6	69.7
Accrued liabilities and other	108.4	118.5
SNIA environmental liability	360.4	—
Current litigation provision liability	13.2	12.9
Taxes payable	39.5	32.5
Accrued employee compensation and related benefits	52.8	80.5
Total Current Liabilities	741.6	392.1
Long-term debt obligations	549.2	549.6
Contingent consideration	85.1	84.2
Deferred tax liabilities	10.6	10.9
Long-term operating lease liabilities	40.3	40.1
Long-term employee compensation and related benefits	13.0	12.8
Long-term derivative liabilities	37.2	51.8
Other long-term liabilities	47.3	44.5
Total Liabilities	1,524.4	1,186.1
Total Stockholders’ Equity	1,034.3	1,320.3
Total Liabilities and Stockholders’ Equity	$2,558.7	$2,506.4
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Three Months Ended March 31,
	2025	2024
Operating Activities:
Net loss	($327.3)	($41.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Remeasurement of derivative instruments	(18.7)	11.6
Stock-based compensation	7.8	10.2
Depreciation	6.4	6.3
Amortization of debt issuance costs	5.7	4.9
Amortization of intangible assets	4.2	4.3
Amortization of operating lease assets	4.0	2.5
Loss on investment revaluation - Ceribell, Inc.	2.6	—
Deferred income tax expense	2.2	4.8
Remeasurement of contingent consideration to fair value	0.9	(0.1)
Loss on debt extinguishment	—	25.5
Other	—	(0.5)
Changes in operating assets and liabilities:
Accounts receivable, net	(3.9)	2.0
Inventories	(2.5)	(8.1)
Other current and non-current assets	6.4	(8.9)
Accounts payable and accrued current and non-current liabilities	(30.5)	(15.6)
Taxes payable	5.9	6.9
SNIA environmental liability	360.4	—
Litigation provision liability	0.2	6.2
Net cash provided by operating activities	24.0	10.0
Investing Activities:
Purchases of property, plant, and equipment	(10.8)	(6.4)
Other	0.2	—
Net cash used in investing activities	(10.6)	(6.4)
Financing Activities:
Repayment of long-term debt obligations	(4.4)	(234.4)
Proceeds from long-term debt obligations	—	335.5
Payment of debt extinguishment costs	—	(39.0)
Purchase of capped calls	—	(31.6)
Proceeds from unwind of capped calls	—	22.5
Payment of contingent consideration	—	(13.8)
Payment of debt issuance costs	—	(1.9)
Other	—	(0.3)
Net cash (used in) provided by financing activities	(4.4)	37.1
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6.0	(3.0)
Net increase in cash, cash equivalents, and restricted cash	14.9	37.8
Cash, cash equivalents, and restricted cash at beginning of period	723.6	577.9
Cash, cash equivalents, and restricted cash at end of period	$738.4	$615.7
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended March 31,
	2025			2024
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($315.6)	$—	$63.5	($34.2)	$—	$50.5
Income tax expense	11.7	3.7	15.4	7.7	2.8	10.5
Net (loss) income	($327.3)	($3.7)	$48.1	($41.9)	($2.8)	$40.0
Income tax rate	(3.7)%		24.2%	(22.6)%		20.8%
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
Three Months Ended March 31, 2025
Net cash provided by operating activities	$24.0
Less: Purchases of plant, property, and equipment	(10.8)
Less: Cybersecurity incident insurance proceeds	(0.1)
Add: 3T Heater-Cooler litigation payments	0.5
Add: SNIA financing costs	6.5
Adjusted free cash flow	$20.0
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended March 31,		% Change	Constant-Currency % Change
	2025	2024
GAAP net revenue	$316.9	$294.9	7.4%	8.9%
Less: ACS (1)	—	4.1	(100.0)%	(100.0)%
Organic net revenue	$316.9	$290.8	N/A	10.4%

(1)Includes net revenue from the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended March 31,
	2025		2024
GAAP diluted weighted average shares outstanding	54.4		54.0
Add: Effects of stock-based compensation instruments	0.3		0.4
Adjusted diluted weighted average shares outstanding	54.7	54.4	54.4

•    Numbers may not add precisely due to rounding.